UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2014

ALCO Stores, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

751 Freeport Parkway, Coppell, Texas 75019
 (Address of principal executive offices) (Zip Code)

(469) 322-2900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On May 7, 2014, ALCO Stores, Inc., (the “Company”) entered into a Second Amendment to Rights Agreement (the “Rights Plan Amendment”) with Computershare Trust Company, N.A. (the “Rights Agent”), to the Rights Agreement, dated as of May 3, 2013, and as amended as of July 25, 2013 (the “Rights Agreement”) by and between the Company and Rights Agent. The Rights Plan Amendment allows the record holders of 10% or more of the outstanding shares of the Company’s common stock (“Common Stock”) to direct the Company’s Board of Directors (the “Board”) to call a special meeting of stockholders to consider a resolution authorizing a redemption of all Rights in the event the Company receives a “Qualified Offer.” If the special meeting is not held within sixty business days of being called or if, at the special meeting, the holders of a majority of the shares of Common Stock outstanding (other than shares held by the offeror and its affiliated and associated persons) vote in favor of the redemption of the rights, then the Board will redeem the Rights or take such other action as may be necessary to prevent the Rights from interfering with the consummation of the Qualified Offer.

A Qualified Offer is an offer determined by a majority of the Board to be a fully financed offer for all outstanding shares of Common Stock at a per share offer price that exceeds the greatest of price thresholds specified in the Rights Agreement and that does not result in a nationally recognized investment banking firm retained by the Board rendering an opinion to the Board that the consideration being offered to the stockholders of the Company is either unfair or inadequate. A Qualified Offer is conditioned upon a minimum of at least two-thirds of the outstanding shares of Common Stock not held by the offeror (and its affiliated and associated persons) being tendered and not withdrawn, subject to other customary terms and conditions, with a commitment to acquire all shares of Common Stock not tendered for the same consideration. If the Qualified Offer includes non-cash consideration, such consideration must consist solely of freely-tradeable common stock of a publicly traded company, and the board and its representatives must be given access to conduct a due diligence review of the offeror to determine whether the consideration is fair and adequate.  A Qualified Offer must also remain open for at least ninety days following commencement.

Next, the Rights Plan Amendment increases the stock ownership threshold for when a person or entity becomes an Acquiring Person (as defined in the Rights Agreement), and thereby triggering certain stockholder Rights (as defined in the Rights Agreement) from 15% to 20% or more of the shares of the Company’s Common Stock then outstanding.

The foregoing description of the Rights Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Plan Amendment, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.03                Material Modification to Rights of Security Holders

The information included under Item 1.01 above is incorporated into this Item 3.03 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2014, the Board of Directors of the Company determined to increase the size of the Board of Directors from five to seven in accordance with the Company’s Bylaws. The Board of Directors subsequently unanimously elected Paul T. Davies and Leslie A. Ball to the Board of Directors, effective that day.  The committees of the Board of Directors to which Mr. Davies and Mr. Ball will be named have not been determined at this time.

Mr. Davies, age 68, has over 40 years of experience in the consumer product and retail industries. For the past five years, Mr. Davies has been a partner at the Clear Thinking Group, LLC, a consulting company that focuses on financial advisory, performance improvement, business diagnostics and advisory services for retail and manufacturing entities. Before Mr. Davies’s position at the Clear Thinking Group, LLC, Mr. Davies held various senior executive officer positions in the retail industry including being an Executive Vice President at Value City Department Stores, President and Chief Executive Officer of Garden Ridge, President and Chief Executive Officer of Champs Sports, President and Chief Executive Officer of Woolworth Stores, President and Chief Executive Officer of Waccamaw, Senior Vice President and General Merchandising Manager of Marshall’s, Interim Chief Merchandising Officer of KayBee Toy & Hobby, and Senior Vice President of Famous Barr Department Stores (a division of May Department Stores).

Leslie Ball, age 68, also has over 40 years of experience in the retail industry. Mr. Ball is the current Vice Chairman of Cinsay, Inc. and has served in that position since 2008. Prior to providing services at Cinsay, Inc., Mr. Ball served as Chief Executive Officer of Corral West Ranch & Workwear, which is a specialty retail chain Mr. Ball helped build from 39 to 140 stores, from 1994-2008. Mr. Ball also spent 22 years in various positions at Macy’s, Inc., including Senior Vice President, Chairman and Chief Executive Officer of Macy’s Midwest Division, President of Macy’s South Division, President of Macy’s Wholesale Division, and President of Macy’s East Division. In addition, Mr. Ball also served as Executive Vice President of Montgomery Wards and President of its foreign offices and softgoods division.

There are no arrangements or understandings between either Mr. Davies or Mr. Ball and any other person pursuant to which either was elected as a director.  As of May 5, 2014, neither Mr. Davies, Mr. Ball, nor any immediate family member of Mr. Davies or Mr. Ball, has been a party to any transaction or currently proposed transaction in which the Company was or is a participant and the amount exceeds $120,000, and in which Mr. Davies, Mr. Ball, or any immediate family member of Mr. Davies or Mr. Ball, had or will have a direct or indirect material interest.

As directors of the Company, each Mr. Davies and Mr. Ball entered into an Indemnification Agreement with the Company. The Indemnification Agreement provides, among other things and subject to certain limitations in the Indemnification Agreement, that the Company will (1) indemnify each director, to the fullest extent permitted by applicable law, if a director is, or is threatened to be made, a party to, a witness for or otherwise involved in a Proceeding (as defined in the Indemnification Agreement) as a result of a director’s Corporate Status (as defined in the Indemnification Agreement); (2) in the event that the Company and a director are jointly liable, waive any right of contribution it may have against a director; (3) advance Expenses (as defined in the Indemnification Agreement) to each director; and (4) provide adequate Liability Insurance (as defined in the Indemnification Agreement) for each director. The rights provided to each director under the Indemnification Agreement are in addition to any rights each director may have under applicable law and the Company’s Articles of Incorporation and Bylaws, as amended.

Copies of the Indemnification Agreements are attached hereto as Exhibits 99.1 and 99.2 as set forth below in Item 9.01 and incorporated herein by reference.  The foregoing description of the terms of the Indemnification Agreements is qualified in its entirety by reference to the full text of the exhibits.

Item 7.01.                      Regulation FD Disclosure.

The information set forth in Items 1.01, 3.03, 8.01 and 5.02 is incorporated herein by reference, in its entirety, into this Item 7.01.

Item 8.01                      Other Events.

On May 5, 2014, the Company issued a press release announcing the Rights Plan Amendment and the appointment of Mr. Ball and Mr. Davies to the Company’s Board of Directors. A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01                       Financial Statements and Exhibits.

(d)           Exhibits.

4.1	Second Amendment to Rights Agreement, dated as of May 7, 2014, by and between ALCO Stores, Inc. and Computershare Trust Company, N.A.
99.1	Indemnification Agreement effective as of May 5, 2014 between the Company and Paul T. Davies.
99.2	Indemnification Agreement effective as of May 5, 2014 between the Company and Leslie A. Ball.
99.3	Press Release dated May 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2014	ALCO STORES, INC. By: /s/ Richard E. Wilson Richard E. Wilson President and Chief Executive Officer

INDEX TO EXHIBITS
Exhibit Number	Description
4.1	Second Amendment to Rights Agreement, dated as of May 7, 2014, by and between ALCO Stores, Inc. and Computershare Trust Company, N.A.
99.1	Indemnification Agreement effective as of May 5, 2014 between the Company and Paul T. Davies.
99.2 99.3	Indemnification Agreement effective as of May 5, 2014 between the Company and Leslie A. Ball. Press Release dated May 5, 2014.